Exhibit 99
Form 4 - Joint Filer Information

Name:                                Frost Gamma Investments Trust
Address:                                4400 Biscayne Boulevard
                                15th Floor
                                Miami, Florida  33137
Designated Filer:                        Steven D. Rubin
Issuer & Ticker Symbol:                Orthodontix, Inc. (ORTX.OB)
Date of Event Requiring
        Statement:                January 31, 2007
Signature:

/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee

Signature:

/s/ Phillip Frost, M.D
Phillip Frost, M.D.